Exhibit 10.25

Covidien plc

2007 Stock and Incentive Plan

TERMS AND CONDITIONS

OF

PERFORMANCE UNIT AWARD

FY11-FY13 ASIA GROWTH INCENTIVE

PERFORMANCE UNIT AWARD granted on             (the “Grant Date”).

1. Grant of Performance Units. Covidien plc (the “Company”) has granted to you Performance Units, the target amount of which is set forth in the Grant Letter that issued this Award to you, subject to the provisions of these Terms and Conditions and the Plan. The Company will hold the Performance Units in a bookkeeping account on your behalf until such units become payable or are forfeited or cancelled.

2. Amount and Form of Payment. Each Performance Unit represents one (1) Ordinary Share and any Performance Units that vest pursuant to Section 4 will be redeemed solely for Shares, subject to Section 10.

3. Dividends. Each unvested Performance Unit will be credited with a Dividend Equivalent Unit (“DEU”) for any cash or stock dividends distributed by the Company on an Ordinary Share. DEUs will be calculated at the same dividend rate paid to other holders of Ordinary Shares and will be adjusted and vest in accordance with the adjustment and vesting provisions applicable to the underlying Performance Units.

4. Vesting.

(i) Except as provided below, Performance Units subject to this Award will fully vest on the Committee Certification Date (as defined in Appendix A), provided that you are an Employee on the Committee Certification Date. The target number of Performance Units specified in the Grant Letter shall be adjusted at the end of the Performance Period (as defined in Appendix A) in accordance with the provisions of Appendix A.

(ii) If your employment terminates before full (100%) vesting, you will forfeit the unvested portion of Performance Units. However, if your employment terminates due to Normal Retirement (your employment terminates on or after the date you attain age 60 and the sum of your age and years of service equals at least 70), Retirement (your employment terminates on or after the date you attain age 55 and the sum of your age and years of service equals at least 60), death, Disability, a Change in Control or Divestiture or Outsourcing Agreement, Performance Units subject to this Award may become vested in accordance with the provisions of Section 5, 6 or 7, as applicable.

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5. Retirement, Normal Retirement, Disability or Death. Notwithstanding the vesting provisions described in Section 4, Performance Units subject to this Award may become vested if your Termination of Employment is a result of your Retirement, Normal Retirement, Disability or death as follows:

(i) Retirement. If your employment terminates as a result of your Retirement (as defined in Section 4) and your Retirement occurs less than 12 months after the Grant Date, you will forfeit all Performance Units subject to this Award. If, however, your Retirement occurs at least 12 months after the Grant Date and, had you continued in employment through the Committee Certification Date you would have become fully vested in Performance Units subject to this Award, then you will be entitled to pro rata vesting of Performance Units subject to this Award that would have become fully vested based on (A) the number of whole months completed from Grant Date through your Termination of Employment date divided by the number of whole months from the Grant Date through the last day of the Performance Period times (B) the total number of Performance Units subject to this Award that would have become fully vested after adjustment for the attained level of achievement determined in accordance with the provisions of Appendix A. If you are entitled to pro rata vesting of any Performance Units pursuant to this Section 5(i), such vesting shall occur at the same time and in the same manner as the vesting of active employees in Performance Units attributable to the Performance Period (i.e., upon the Committee Certification Date) and shall, in no event, become vested or delivered prior to such time.

(ii) Normal Retirement, Disability or Death. If your employment terminates as a result of your Normal Retirement (as defined in Section 4), your death or a Disability, and had you continued in employment through the Committee Certification Date you would have become fully vested in Performance Units subject to this Award, then you will become fully vested in the total number of Performance Units subject to this Award that would have become fully vested after adjustment for the attained level of achievement determined in accordance with the provisions of Appendix A. If you are entitled to full vesting of any Performance Units pursuant to this Section 5(ii), such vesting shall occur at the same time and in the same manner as the vesting of active employees in Performance Units attributable to the Performance Period (i.e., upon the Committee Certification Date) and shall, in no event, become vested or delivered prior to such time.

6. Termination of Employment Following a Change in Control. Notwithstanding the vesting provisions described in Section 4, these Performance Units may become vested in the manner described in Section 6(iii) below if you experience a Termination of Employment after a Change in Control and you satisfy either Section 6(i) or Section 6(ii).

(i) Within 12 months after a Change in Control, the Company or any Subsidiary terminates your employment for any reason other than Cause, Disability or death; or

(ii) Within 12 months after a Change in Control and within 60 days after one of the events listed in this Section 6(ii), you terminate your employment because (A) the

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Company or any Subsidiary (1) assigns or causes to be assigned to you duties inconsistent in any material respect with your position as in effect immediately prior to the Change in Control; (2) makes or causes to be made any material adverse change in your position (including titles and reporting relationships and level), authority, duties or responsibilities; or (3) takes or causes to be taken any other action which, in your reasonable judgment, would cause you to violate your ethical or professional obligations (after written notice of such judgment has been provided by you to the Company and the Company has been given a 15-day period within which to cure such action), or which results in a significant diminution in your position, authority, duties or responsibilities; or (B) the Company or any Subsidiary, without your consent, (1) requires you to relocate to a principal place of employment more than 50 miles from your existing place of employment; or (2) reduces your base salary, annual bonus, or retirement, welfare, share incentive, perquisite (if any) and other benefits when taken as a whole.

(iii) If your employment terminates after a Change in Control in a manner that satisfies either Section 6(i) or Section 6(ii) above and, had you continued in employment through the Committee Certification Date you would have become fully vested in Performance Units subject to this Award, then you will become fully vested in the total number of Performance Units that would have become fully vested after adjustment for the attained level of achievement. If you are entitled to full vesting of any Performance Units pursuant to this Section 6(iii), such vesting shall occur at the same time and in the same manner as the vesting of active employees in Performance Units attributable to the Performance Period (i.e., upon the Committee Certification Date) and shall, in no event, become vested or delivered prior to such time.

7. Termination of Employment Resulting From Divestiture or Outsourcing Agreement. Notwithstanding the vesting provisions described in Section 4, and subject to the provisions of subsection (i) below, if your employment with the Company or a Subsidiary terminates as a result of a Divestiture or Outsourcing Agreement and, had you continued in employment through the Committee Certification Date you would have become fully vested in Performance Units subject to this Award, then you shall be entitled to pro rata vesting in Performance Units subject to this Award that would have become fully vested based on (A) the number of whole months completed from Grant Date through your Termination of Employment date divided by the number of whole months from the Grant Date through the last day of the Performance Period times (B) the total number of Performance Units subject to this Award that would have become vested after adjustment for the attained level of achievement determined in accordance with the provisions of Appendix A. If you are entitled to pro rata vesting of any Performance Units pursuant to this Section 7, such vesting shall occur at the same time and in the same manner as the vesting of active employees in Performance Units attributable to the Performance Period (i.e., upon the Committee Certification Date) and shall, in no event, become vested or delivered prior to such time.

(i) Notwithstanding the foregoing provisions of this Section 7, you shall not be eligible for pro rata vesting if (A) your Termination of Employment occurs on or prior to the closing date of a Divestiture or such later date as is provided specifically in the applicable transaction agreement or related agreements, or on the effective date of an

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Outsourcing Agreement (the “Applicable Employment Date”), and (B) you are offered Comparable Employment with the buyer, successor company or Outsourcing Agent, as applicable, but do not commence such employment on the Applicable Employment Date.

(ii) For purposes of this Section 7 and these Terms and Conditions, (A) “Comparable Employment” means employment at a location that is no more than 50 miles from your job location at the time of your Termination of Employment that has a base salary and target bonus opportunity that is at least equal to your base salary and target bonus opportunity in effect immediately prior to your Termination of Employment; (B) “Disposition of Assets” means the disposition by the Company or a Subsidiary of all or a portion of the assets used by the Company or Subsidiary in a trade or business to an unrelated individual or entity; (C) “Disposition of a Subsidiary” means the disposition by the Company or Subsidiary of its interest in a subsidiary or controlled entity to an unrelated individual or entity, provided that such subsidiary or controlled entity ceases to be a member of the Company’s controlled group as a result of such disposition; (D) “Divestiture” means a Disposition of Assets or a Disposition of a Subsidiary; and (E) “Outsourcing Agreement” means a written agreement between the Company or Subsidiary and an unrelated third party (“Outsourcing Agent”) pursuant to which (1) the Company or Subsidiary transfers the performance of services previously performed by Company or Subsidiary employees to the Outsourcing Agent, and (2) the Outsourcing Agreement includes an obligation of the Outsourcing Agent to offer employment to any employee whose employment is being terminated as a result of or in connection with said Outsourcing Agreement.

8. Withholdings. The Company has the right, prior to the issuance or delivery of any Shares subject to this Award, to withhold or require from you the amount necessary to satisfy applicable tax requirements (e.g., income tax, social insurance, payroll tax and payment on account), as determined by the Company. If, at any time after the Grant Date, you become subject to tax in more than one jurisdiction, the Company may be required to withhold or account for applicable tax requirements in the various jurisdictions. By accepting this Award, you authorize the Company or any Subsidiary to satisfy applicable tax or tax withholding requirements by (i) withholding from your wages or other cash compensation payable to you or (ii) withholding from any proceeds resulting from the sale of Shares subject to this Award either through a voluntary sale or through a mandatory sale arranged by the Company on your behalf and pursuant to this authorization. Furthermore, if the Shares subject to this Award vest under circumstances where they have not otherwise been fully paid-up in accordance with the requirements of Irish law, the Company or any Subsidiary may require you to pay the par value of each Share which vests hereunder at the time of such vesting. The Company or any Subsidiary may take the payment from you by application of any of the methods of withholding set forth herein. If the Company or any Subsidiary cannot withhold or account for all taxes associated with this Award, or obtain payment of the par value of each Share that vests hereunder, by application of the means described herein, then, by accepting this Award, you agree that you will pay to the Company or any Subsidiary all amounts necessary to satisfy applicable tax requirements or the requirement that Shares be issued on a fully paid-up basis and acknowledge that the Company may refuse to issue or deliver Shares subject to this Award, or the proceeds from the sale of such Shares, if you do not comply with such obligations.

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9. Transfer of Award. You may not transfer this Award or any interest in Performance Units except by will or the laws of descent and distribution. Any other attempt to transfer this Award or any interest in Performance Units is null and void.

10. Forfeiture of Award. You will forfeit all or a portion of the Performance Units subject to this Award if your employment terminates under the circumstances described below:

(i) If the Company or Subsidiary terminates your employment for Cause, including without limitation a termination as a result of your violation of the Company’s Guide to Business Conduct, then the Company will immediately rescind all unvested Performance Units subject to this Award and you will forfeit all rights you have with respect to this Award. Also, by accepting this Award, you agree and promise to deliver to the Company immediately upon your Termination of Employment for Cause, Shares (or, in the discretion of the Company, cash) equal in value to the amount of all Performance Units subject to this Award that vested during the 12-month period that occurs immediately before your Termination of Employment for Cause.

(ii) If, after your Termination of Employment, the Committee determines in its sole discretion that while you were a Company or Subsidiary employee you engaged in activity that would have constituted grounds for the Company or Subsidiary to terminate your employment for Cause, then the Company will immediately rescind all unvested Performance Units subject to this Award and you will forfeit all rights you have with respect to this Award. Also, by accepting this Award, you agree and promise to deliver to the Company immediately upon the date the Committee determines that you could have been terminated for Cause, Shares (or, in the discretion of the Company, cash) equal in value to the amount of all Performance Units subject to this Award that vested during the period that begins 12 months immediately before your Termination of Employment and ends on the date that the Committee determines that you could have been terminated for Cause.

(iii) If the Committee determines in its sole discretion that at any time after your Termination of Employment and prior to the first anniversary of your Termination of Employment you (A) disclosed confidential or proprietary information related to any business of the Company or any Subsidiary or (B) entered into an employment or consultation arrangement (including any arrangement for employment or service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a business and (1) such employment or consultation arrangement would likely (in the Committee’s sole discretion) result in the disclosure of confidential or proprietary information related to any business of the Company or any Subsidiary to a business that is competitive with any Company or Subsidiary business as to which you had access to strategic or confidential information and (2) the Committee has not approved the arrangement in writing, then the Company will immediately rescind all unvested Performance Units subject to this Award and you will forfeit all rights you have with respect to this Award. Also, by accepting this Award, you agree and promise to deliver to the Company immediately upon the Committee’s determination date Shares (or, in the discretion of the Company, cash) equal in value to the amount of all Performance Units subject to this Award that vested during the period that begins 12 months immediately

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before your Termination of Employment and ends on the date of the Committee’s determination.

11. Adjustments. In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee shall adjust the number and kind of Shares covered by this Award and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by this Award. Any such determinations and adjustments made by the Committee will be binding on all persons.

12. Restrictions on Payment of Shares. Payment of Shares for Performance Units is subject to the conditions that, to the extent required at the time of delivery of such Shares:

(i) The Shares covered by this Award will be duly listed, upon official notice of issuance, on the NYSE; and

(ii) A Registration Statement under the United States Securities Act of 1933 with respect to the Shares will be effective or an exemption from registration will apply.

The Company will not be required to deliver any Shares until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by the Company’s legal counsel.

13. Disposition of Securities. By accepting this Award, you acknowledge that you have read and understand the Company’s Insider Trading Policy and are aware of and understand your obligations under United States federal securities laws with respect to trading in the Company’s securities. The Company has the right to recover, or receive reimbursement for, any compensation or profit realized on the disposition of Shares received for Performance Units to the extent that the Company has a right of recovery or reimbursement under applicable securities laws.

14. Plan Terms Govern. The vesting of Performance Units, the disposition of any Shares received on or after such vesting, and the treatment of any gains received upon such disposition are subject to the terms of the Plan and any rules that the Committee prescribes. The Plan document, as amended from time to time, is incorporated into these Terms and Conditions. The Grant Letter and these Terms and Conditions shall together constitute the Award Certificate referred to in the Plan. Unless defined herein, capitalized terms used in these Terms and Conditions are defined in the Plan. If there is any conflict between the terms of the Plan and these Terms and Conditions, the Plan’s terms govern. By accepting this Award, you acknowledge receipt of the Plan and the prospectus, as in effect on the Grant Date.

15. Personal Data. To comply with applicable law and to administer this Award appropriately, the Company and its agents may accumulate, hold and process your personal data and/or “sensitive personal data” within the meaning of applicable law (“Personal Data”). Personal Data includes, but is not limited to, the information provided to you as part of the grant

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package and any changes thereto (e.g., details of Performance Units, including amounts awarded, unvested or vested), other appropriate personal and financial data about you (e.g., name, home address, telephone number, date of birth, nationality, job title, reason for termination of employment, and social security, social insurance or other identification number), and information about your participation in the Plan and Shares obtained under the Plan from time to time. By accepting this Award, you give your explicit consent to the Company’s accumulating and processing Personal Data as necessary or appropriate for Plan administration. Your Personal Data will be retained only as long as is necessary to administer your participation in the Plan. If applicable, by accepting this Award, you also give your explicit consent to the Company’s transfer of Personal Data outside the country in which you work or reside and to the United States of America where the same level of data protection laws may not apply as in your home country. The legal persons for whom your Personal Data are intended include the Company, its Subsidiaries (or former Subsidiaries as are deemed necessary), the outside Plan administrator, and any other person that the Company retains or utilizes for compensation planning or Plan administration purposes. You have the right to request a list of the names and addresses of any potential recipients of your Personal Data and to review and correct your Personal Data by contacting your local Human Resources Representative. By accepting this Award, you acknowledge your understanding that the transfer of the information outlined here is important to Plan administration and that failure to consent to the transmission of such information may limit or prohibit your participation in the Plan.

16. No Contract of Employment or Promise of Future Grants. By accepting this Award, you agree that you are bound by the terms of the Plan and these Terms and Conditions and acknowledge that this Award is granted in the Company’s sole discretion and is not considered part of any employment contract or your ordinary or expected salary or other compensation for services of any kind rendered to the Company or any Subsidiary. You further agree that this Award, and your Plan participation, do not form, and will not be interpreted as forming, an employment contract or guarantee of employment with the Company or any Subsidiary. The Company, in its sole discretion, voluntarily established the Plan and may amend or terminate it at any time pursuant to the terms of the Plan. You understand that the grant of Performance Units under the Plan is voluntary and occasional and does not create any contractual or other right to receive future grants of any Performance Units, or benefits in lieu of Performance Units, even if Performance Units have been granted repeatedly in the past and that all decisions with respect to future grants will be in the Company’s sole discretion. By accepting this Award, you also acknowledge that this Award and any gains received hereunder are extraordinary items and are not considered part of your salary or compensation for purposes of any pension or retirement benefits or for purposes of calculating any termination, severance, redundancy, resignation, end of service payments, bonuses, long-service awards, life or accident insurance benefits or similar payments. Neither this Award, nor any gains received hereunder, is intended to replace any pension rights or compensation. If the Company or Subsidiary terminates your employment for any reason, you agree that you will not be entitled to damages or compensation for breach of contract, dismissal (in any circumstances, including unfair dismissal) or compensation for loss of office or otherwise to any sum, Shares, Performance Units or other benefits to compensate you for the loss or diminution in value of any actual or prospective rights, benefits or expectation under or in relation to the Plan.

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17. Limitations. Nothing in these Terms and Conditions or the Plan grants to you any right to continued employment with the Company or any Subsidiary or to interfere in any way with the Company or Subsidiary’s right to terminate your employment at any time and for any reason, subject to applicable law. Payment of Shares is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific Company or Subsidiary asset by reason of this Award. You have no rights as a stockholder of the Company pursuant to this Award until Shares are actually delivered to you.

18. Entire Agreement and Amendment. These Terms and Conditions and the Plan constitute the entire understanding between you and the Company regarding this Award. These Terms and Conditions supersede any prior agreements, commitments or negotiations concerning this Award. These Terms and Conditions may not be modified, altered or changed except by the Committee (or its delegate) in writing and pursuant to the terms of the Plan.

19. Severability. The invalidity or unenforceability of any provision of these Terms and Conditions will not affect the validity or enforceability of the other provisions of these Terms and Conditions, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

20. Language. If you have received a translation of these Terms and Conditions or any other document related to the Plan in a language other than English, then the English version of such document shall govern.

21. Notices. By accepting this Award, you agree to receive documents, notices and any other communications relating to your participation in the Plan in writing by regular mail to your last known address on file with your employer, the Company or Subsidiary or any outside Plan administrator, or by electronic means, including by e-mail, through an online system maintained by any outside Plan administrator, or by a posting on the Company’s intranet website or on an online system or website maintained by any outside Plan administrator.

22. Appendices. The Appendices are an integral part of these Terms and Conditions and any reference herein to these Terms and Conditions includes the Appendices in such reference. If, on the Grant Date, you reside in a country listed in Appendix B, then the provisions of Appendix B with respect to such country shall govern with respect to the matters described therein. If, after the Grant Date, you relocate to another country and any or all of your countries of residence are listed in Appendix B, then the Company may determine that some or all of the provisions of Appendix B with respect to such countries govern if necessary to comply with applicable law or to facilitate Plan administration.

23. Governing Law. This Award and these Terms and Conditions are governed by the law of Ireland and shall be construed accordingly; provided, however, that, to the extent that any provisions of Irish employment law are relevant, such provisions shall only apply to an individual who has entered into a contract of employment with the Company or any of its Irish subsidiaries.

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24. Acceptance. By accepting this Award, you agree to the following:

(i) You have carefully read, fully understand and agree to all of the terms and conditions contained in the Plan and these Terms and Conditions; and

(ii) You understand and agree that the Plan and these Terms and Conditions constitute the entire understanding between you and the Company regarding this Award, and that any prior agreements, commitments or negotiations concerning this Award are replaced and superseded.

You will be deemed to consent to the application of all of the terms and conditions set forth in the Plan and these Terms and Conditions unless you contact Covidien, c/o Equity Plan Administration, 15 Hampshire Street, Mansfield, MA 02048 USA in writing within thirty (30) days of receiving the grant package. Receipt by the Company of your non-consent will nullify this Award unless otherwise agreed to in writing by you and the Company.

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APPENDIX A

TO

TERMS AND CONDITIONS

OF

PERFORMANCE UNIT AWARD

FY11-FY13 ASIA GROWTH INCENTIVE

This Appendix A describes the vesting requirements for Performance Units subject to these “Terms and Conditions of Performance Unit Award FY11-FY13 Asia Growth Incentive.”

Performance Period

The performance period for this Award is the Company’s 2011, 2012 and 2013 fiscal years, with such period beginning on September 25, 2010 and ending on September 27, 2013 (“Performance Period”). The number of Performance Units subject to these Terms and Conditions that vest depends upon the satisfaction of certain performance goals by the Company’s Asia Regional Business Unit (“Asia RBU”) during the Performance Period, as described below.

Performance Goals (Milestone Goal and Operating Income Goal)

During the Performance Period, the Asia RBU must satisfy the following two performance goals: (1) completion of at least eighty percent (80%) of fifteen milestones by specified times during the Performance Period (“Milestone Goal”); and (2) achievement of more than [ * ] in operating income, calculated on a three-year cumulative basis (“Operating Income Goal”). For clarity, the Asia RBU must complete at least twelve milestones no later than the respective required completion date set forth in the chart below to satisfy the Milestone Goal and operating income means the non-GAAP operating income of the Asia RBU measured over the Performance Period.

The fifteen milestones, which relate to five projects which are considered essential to the Company’s Asia growth initiative, and their required completion dates are as follows:

Project	Milestone	Required Completion Date

Retention of [ * ]; Attrition of [ * ]	Attrition equal to or less than [ * ]%	September 30, 2011
	Attrition equal to or less than [ * ]%	September 28, 2012
	Attrition equal to or less than [ * ]%	September 27, 2013

[ * ]Project	At least [ * ] employees hired	September 30, 2011
	Rollout of first implementation in [*]	September 28, 2012
	Rollout in [ * ]and [ * ]	September 27, 2013

Asia Growth Plan	Add headcount of at least [ * ]	September 30, 2012

[ * ] Indicates information has been omitted and filed separately with the Securities and Exchange Commission pursuant to an application for an order declaring confidential treatment thereof.

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Project	Milestone	Required Completion Date
[ * ]Headcount	employees
	Add additional headcount of at least [ * ] employees	September 28, 2012
	Add additional headcount of at least [ * ] employees	September 27, 2013

Transaction opportunities presented to senior management by Asia RBU BD&L	At least [ * ]	September 30, 2011
	At least [ * ]	September 28, 2012
	At least [ * ]	September 27, 2013

[ * ]Headcount for Asia Footprint	Headcount of at least [ * ] employees	September 30, 2011
	Headcount of at least [ * ] employees	September 28, 2012
	Headcount of at least [ * ] employees	September 27, 2013

Certification Process for Performance Goals

After the end of the Performance Period, but no later than sixty (60) calendar days after the last day of the Performance Period, the Committee shall review and certify whether the Milestone Goal and the Operating Income Goal were satisfied. The date the Committee makes this certification is the Committee Certification Date. If the Committee certifies that both the Milestone Goal and the Operating Income Goal were satisfied by the end of the Performance Period, the Committee shall next determine the applicable grant multiplier in accordance with the provisions of this Appendix A. If the Committee certifies that either the Milestone Goal or the Operating Income Goal, or both, were not satisfied during the Performance Period, then all Performance Units (including attributable DEUs) subject to this Award shall be forfeited and cancelled as of the Committee Certification Date and you shall not become vested in any portion of the Performance Units (including attributable DEUs) subject to this Award.

Calculation of Grant Multiplier

If the Committee certifies that both the Milestone Goal and the Operating Income Goal were satisfied by the end of the Performance Period, then, on the Committee Certification Date, the Committee shall also determine and certify the grant multiplier. The grant multiplier shall be determined by a formula that is based upon the amount of revenue achieved by the Asia RBU during the Performance Period that exceeds [ * ]. For purposes of these Terms and Conditions, revenue means the revenue of the Asia RBU and equals amounts received by the Asia RBU from the sale of goods and services pursuant to US GAAP. The grant multiplier may range from zero to two, based on the formula below, but shall not exceed two under any circumstances.

[ * ] Indicates information has been omitted and filed separately with the Securities and Exchange Commission pursuant to an application for an order declaring confidential treatment thereof.

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The grant multiplier shall be determined by the following formula:

GM =	X–[*]
[*]

“GM” represents the grant multiplier.

“X” represents the three-year cumulative revenue achieved by the Asia RBU during the Performance Period.

The following examples show how the grant multiplier is calculated, based on various scenarios.

Example: If the Asia RBU achieved revenue of [ * ]during the Performance Period, the grant multiplier would be 1.25, calculated as follows:

1.25 =	[*]–[*]
[*]

Example: If the Asia RBU achieved revenue of [ * ]during the Performance Period, the calculation (as shown in the formula below) would achieve a result of 3.5 but, because the grant multiplier is capped at 2, the grant multiplier under this scenario would be 2.

3.5 =	[*]–[*]
[*]

Determination of Number of Performance Units That Vest

You shall become vested in the number of Performance Units (including attributable DEUs) determined by multiplying the grant multiplier certified by the Committee by the target number of Performance Units (including attributable DEUs) subject to this Award, which is set forth in the Grant Letter that issued this Award to you.

Example: If an employee was issued a target of 100 Performance Units and the Committee determined that the grant multiplier was 1.25, then the employee would vest in 125 Performance Units on the Committee Certification Date (1.25 x 100).

Adjustment Relating to Certain Transfers During Performance Period

If the Company issued this Award to an Employee who subsequently is transferred during the Performance Period to another position within the Company or any Subsidiary and such Employee ceases to provide services to or on behalf of the Asia RBU (a “Transferred Employee”), then the number of Performance Units in which the Transferred Employee vests, if any, shall be adjusted to reflect the number of whole months that the Transferred Employee provided services to the Asia RBU during the Performance Period and after the Grant Date. The number of Performance Units in which a Transferred Employee vests shall equal the number of Performance Units determined by the paragraph entitled “Determination of Number of

[ * ] Indicates information has been omitted and filed separately with the Securities and Exchange Commission pursuant to an application for an order declaring confidential treatment thereof.

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Performance Units That Vest” multiplied by a fraction, the numerator of which shall be the number of whole months during the Performance Period that the Transferred Employee provided services to the Asia RBU from the Grant Date of this Award through the date the Transferred Employee ceased providing services to the Asia RBU and the denominator of which is the total number of whole months from the Grant Date of this Award to the last day of the Performance Period. If a Transferred Employee is subject to the adjustment provisions of this paragraph, then the vesting of Performance Units (including attributable DEUs) subject to this Award shall occur on the Committee Certification Date and Performance Units (including attributable DEUs) subject to this Award shall, in no event, become vested or delivered prior to the Committee Certification Date.

The Company’s Director, Human Resources, Asia, the Company’s Director, Executive Compensation, and the Company’s Senior Vice President, Human Resources, shall determine whether an Employee is a Transferred Employee and such determination shall be conclusive and binding upon all parties.

Example: Assume that, on December 1, 2010, the Company issued a target of 100 Performance Units to an Employee who provided services to the Asia RBU and that, effective May 15, 2012, the Employee transferred out of and ceased providing services to the Asia RBU. Further assume that, on the Committee Certification Date, the Committee certified that the Milestone Goal and the Operating Income Goal were satisfied and that the grant multiplier equaled 1.5. Under this scenario, the Employee is a Transferred Employee and will vest in 75 Performance Units. This is calculated by first determining the number of Performance Units that are eligible for vesting due to the grant multiplier, which is 150 (100 x 1.5) and then adjusting the result for the number of whole months after the Grant Date that the Employee provided services to the Asia RBU during the Performance Period (17), which is accomplished by multiplying 150 by 0.5 (17/34).

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APPENDIX B

TO

TERMS AND CONDITIONS

OF

PERFORMANCE UNIT AWARD

FY11-FY13 ASIA GROWTH INCENTIVE

Additional Terms and Conditions for Specified Countries

This Appendix includes additional terms and conditions that apply if you reside in one of the countries specified below. Note that the specific application of relevant laws in your country may differ depending upon the specific facts of your situation. We advise you to seek appropriate professional advice to determine how these laws may impact your particular situation. If you are a citizen or resident of a country other than the one in which you are currently working or have worked in since this Award was granted to you, the information contained herein may not apply to you.

AUSTRALIA

This Award is offered to you subject to, and in accordance with, the terms of the Plan and the Covidien 2007 Stock and Incentive Plan Australian Sub-Plan (the “Australian Sub-Plan”). By accepting this Award, you agree to be bound by the terms of the Plan, the Australian Sub-Plan, and these Terms and Conditions.

CHINA

By accepting this Award, you agree to comply with the provisions below and any other requirements that may be imposed by the Company in the future to facilitate compliance with regulatory requirements.

Due to foreign exchange restrictions currently imposed by the State Administration of Foreign Exchange, all proceeds from the sale of shares by Chinese nationals are required to be immediately repatriated through a special-purpose foreign exchange account established by the Company or a Subsidiary. Because of foreign exchange restrictions, you may not transfer Shares out of your brokerage account with UBS Financial Services (or the brokerage account of any other administrator of the Company’s equity plan, as may be retained in the future).

After Shares subject to this Award are sold and the resulting proceeds are transferred to the Company’s special-purpose foreign exchange account, all proceeds will be delivered to your personal domestic foreign exchange account. You are responsible for opening and maintaining this domestic foreign exchange account and for ensuring that US dollars may be deposited into such account. The Company may, in its sole discretion, convert the proceeds of any sale of Shares subject to this Award into RMB before payment to you, but the Company is not obligated to secure any particular exchange conversion rate and this conversion may result in a delay of payment. The Company is not responsible for any foreign exchange conversion rate fluctuation that may affect the value of proceeds received upon the sale of Shares subject to this Award.

14	FY11 Grant Asia Growth Incentive PSU Ts&Cs

The Company has withholding obligations with respect to taxable amounts due from you to the tax authorities upon the vesting of Performance Units subject to this Award. Upon the vesting of Performance Units subject to this Award, the Company is required to pay the applicable taxes directly to the local tax bureau in local currency.

Upon any vesting of Performance Units subject to this Award, you may immediately sell all Shares received upon such vesting or the Company will sell a portion of such Shares in an amount that is approximately equivalent to the amount of taxes owed upon the vesting event. All sale proceeds will be repatriated through the Company’s special-purpose foreign exchange account, but will not be delivered to you until you have made full repayment to the Company for applicable taxes, either through payroll, direct payment to the Company, or otherwise in accordance with Section 8 of these Terms and Conditions.

Unless the Company otherwise allows, you will not be permitted to hold any Shares received upon any vesting of Performance Units subject to this Award after ninety (90) days immediately following your Termination of Employment. This means that all Shares subject to this Award which were vested as of your Termination of Employment date must be sold no later than ninety (90) days immediately following your Termination of Employment or they will be forfeited. By accepting this Award, you acknowledge and agree that all Shares you hold after your Termination of Employment must be sold within ninety (90) days immediately following your Termination of Employment date. By accepting this Award, you hereby acknowledge and agree that Shares received upon any vesting of Performance Units subject to this Award, unless they are sold before the ninetieth (90th) day after your Termination of Employment date, shall be sold automatically on the ninetieth (90th) day that immediately follows your Termination of Employment date and you hereby consent to and authorize such sale.

HONG KONG

SECURITIES WARNING: The grant of this Award and the issuance of Shares upon the vesting of Performance Units do not constitute a public offering of securities under Hong Kong law and are available only to Employees. The Grant Letter, these Terms and Conditions, the Plan and other incidental communication materials that you may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the Plan or your participation in the Plan have been reviewed by any regulatory authority in Hong Kong. This Award and any related documents are intended solely for your personal use and may not be distributed to any other person. If you are in doubt as to the contents of the Grant Letter, these Terms and Conditions, the Plan or any other incidental communication materials, you should obtain independent professional advice.

Due to regulatory restrictions, by accepting this Award, you agree that, if any Performance Units vest within six (6) months of the Grant Date, you will not sell any Shares thus acquired before the expiration of the sixth month after the Grant Date.

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

15	FY11 Grant Asia Growth Incentive PSU Ts&Cs

NETHERLANDS

You should be aware of the Dutch insider trading rules, which may impact the sale of any Shares subject to this Award. Specifically, you may be prohibited from effectuating certain transactions involving Shares subject to this Award if you have inside information about the Company.

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of a Subsidiary in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees working at a Subsidiary in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the employee has such inside information.

By accepting this Award, you acknowledge having read and understood the notification above and acknowledge that it is your responsibility to comply with the Dutch insider trading rules, as discussed herein. If you are uncertain whether the insider trading rules apply to you, you should contact your personal legal advisor.

SINGAPORE

This Award is made in reliance of section 273(1)(f) of the Securities and Futures Act (Cap. 289) (the “SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the Award is subject to section 257 of the SFA and you will not be able to make (i) any subsequent sale of Shares subject to this Award in Singapore or (ii) any offer of such subsequent sale of Shares subject to this Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

UNITED STATES OF AMERICA

Notwithstanding any other provision of these Terms and Conditions to the contrary, in the event that all or a portion of this Award becomes subject to Code Section 409A, the provisions contained in Section 7.12 of the Plan shall govern and shall supersede any applicable provision of these Terms and Conditions.

16	FY11 Grant Asia Growth Incentive PSU Ts&Cs